Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

TOREADOR AND HESS ANNOUNCE PARIS BASIN SHALE OIL PARTNERSHIP

Paris, France and New York, New York — May 10, 2010 — Toreador (NASDAQ: TRGL) and Hess (NYSE: HES) jointly announced today that they have signed a definitive agreement, under which Hess may become co-holder of Toreador's exploration permits in the Paris Basin, France, which represent approximately 1 million gross acres (of which 680,000 acres awarded and 360,000 acres pending).

The partnership combines Toreador’s position covering the Paris Basin shale oil resource with Hess’ position as a leading shale oil producer in the United States along with its international operating and financial strengths.

Craig McKenzie, President and CEO of Toreador, said “We are excited to have chosen Hess as our partner in the Paris Basin.  The agreement is a significant step in the execution of Toreador’s growth strategy and a strong source of value for our shareholders.”

Greg Hill, President of Worldwide Exploration and Production of Hess said, “We are very pleased to join Toreador in France. The technology we use to produce oil in U.S. unconventional plays will have a direct application to the Paris Basin.  Hess views this opportunity as an area of future growth for Hess, our partner and the industry in France.”

Under the terms of the agreement, Hess will make a $15 million upfront payment and invest up to $120 million in fulfillment of a two phase work program.  Phase 1 will consist of an evaluation of the acreage and drilling six wells, with the first well planned for later this year.  Depending on the results of Phase 1, Phase 2 is expected to consist of appraisal and development activities.  Following Phase 2, provided contractual obligations have been met, Hess will hold a 50 percent share of Toreador’s working interest in the covered permits.

The transaction is subject to French governmental approval.

Toreador Resources Corporation is an independent energy company engaged in the acquisition, development, exploration and production of crude oil. The company holds interests in developed and undeveloped oil properties in France.  More information about Toreador may be found at the Company’s web site, www.toreador.net.

Hess Corporation, with headquarters in New York, is a global integrated energy company engaged in the exploration, production, purchase, transportation and sale of crude oil and natural gas, as well as the production and sale of refined petroleum products. More information on Hess Corporation is available at www.hess.com.

Cautionary Statements

Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those

Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to our need and ability to raise additional capital or obtain alternative financing; our ability to maintain or renew our existing exploration permits or exploitation concessions or obtain new ones; the effect of our indebtedness on our financial health and business strategy; our ability to execute our business strategy and be profitable; our ability to replace reserves; a change in the SEC position on our calculation of proved reserves; the loss of the current purchaser of our oil production; results of our hedging activities; the loss of senior management or key employees; political, legal and economic risks associated with having international operations; disruptions in production and exploration activities in the Paris Basin; currency fluctuations; failure to maintain adequate internal controls; indemnities granted by us in connection with dispositions of our assets; unfavorable results of legal proceedings; assessing and integrating acquisition prospects;  declines in prices for crude oil; our ability to compete in a highly competitive oil and gas industry; our ability to obtain equipment and personnel; extensive regulation, including environmental regulation, to which we are subject; terrorist activities; our success in development, exploitation and exploration activities; reserves estimates turning out to be inaccurate; differences between the present value and market value of our reserves and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission.

The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Toreador Resources Investors:	Hess Corporation
Dan Gagnier/Jared Levy	Investor contact:	Jay Wilson
Sard Verbinnen & Co (New York)		+212-536-8940
dgagnier@sardverb.com
+1-212-687-8080	Media contact:	Jon Pepper
+212-536-8550
Caroline Maury
Euro RSCG C&O (Paris)
caroline.maury@eurorscg.fr
+33 1 58 47 95 19 or +33 1 58 47 94 32